    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1995
================================================================================
                                                       REGISTRATION NO. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-3
                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                            ----------------------

                       AMERICAN BUSINESS PRODUCTS, INC.
            (Exact name of Registrant as specified in its charter)

                  GEORGIA                                        58-1030529
      (State or other jurisdiction of                         (I.R.S. Employer
      incorporation or organization)                         Identification No.)

                      2100 RIVEREDGE PARKWAY, SUITE 1200
                            ATLANTA, GEORGIA 30328
                                (404) 953-8300
             (Address, including zip code, and telephone number,
      including area code, of Registrant's principal executive offices)

                                 DAWN M. GRAY
                             CORPORATE SECRETARY
                       AMERICAN BUSINESS PRODUCTS, INC.
                      2100 RIVEREDGE PARKWAY, SUITE 1200
                            ATLANTA, GEORGIA 30328
                                (404) 953-8300
              (Name, address, including zip code, and telephone
              number, including area code of agent for service)

                            ----------------------

                          Copies of Communications to:

                            M. HILL JEFFRIES, ESQ.
                           LONG, ALDRIDGE & NORMAN
                       ONE PEACHTREE CENTER, SUITE 5300
                             303 PEACHTREE STREET
                         ATLANTA, GEORGIA  30308-3201
                                (404) 527-4000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

                            ----------------------

         If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                 Title of shares                         Amount         Proposed maximum       Proposed maximum          Amount of
                      to be                              to be         offering price per    aggregate offering         registration
                    registered                         registered           share(1)                price(1)               fee(1)
- ------------------------------------------------------------------------------------------------------------------------------------
   Common Stock, $2.00 par value per share              323,304              $20.125               $6,506,493            $2,243.62
====================================================================================================================================




(1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Registrant's Common Stock on June 20, 1995 as reported in the consolidated reporting system.

                        ------------------------------
         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS



                                                                          [Logo]
                                323,304 SHARES

                       AMERICAN BUSINESS PRODUCTS, INC.


                                 COMMON STOCK


         The 323,304 shares (the "Shares") of Common Stock, par value $2.00 per share (the "Common Stock"), of American Business Products, Inc., a Georgia corporation (the "Company"), offered hereby are being offered for the account of Computer Language Research, Inc., a Texas corporation (the "Selling Stockholder"). The Company will not receive any proceeds from the sale of such securities. See "Selling Stockholder."

         The Selling Stockholder may sell the Shares offered hereby from time to time on the New York Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of the Company's Common Stock are then listed, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices. The Selling Stockholder must effect such transactions by notifying the Company in advance of any intended transaction in order for the Company to determine compliance with applicable federal and state securities laws, and then upon receipt of notice from the Company that such transaction may proceed, the Selling Stockholder may sell the Shares. The Selling Stockholder directly, or through agents designated from time to time, or through brokers or dealers also to be designated, may sell the Shares from time to time on terms to be determined at the time of sale. Such brokers or dealers may receive compensation in the form of commissions or otherwise in such amounts as may be negotiated by them. As of the date of this Prospectus, no agreements have been reached for the sale of the Shares or the amount of any compensation to be paid to brokers or dealers in connection therewith. The Company will bear all expenses in connection with the registration and sale of the Shares being offered by the Selling Stockholder, other than commissions, concessions or discounts to brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholder. See "Plan of Distribution."

         The Common Stock of the Company is listed on the New York Stock Exchange under the trading symbol "ABP." On June 20, 1995, the last reported sale price of the Company's Common Stock on the New York Stock Exchange was $20.25 share.
                                ---------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
                STATE SECURITIES COMMISSION NOR HAS THE SECURI-
                   TIES AND EXCHANGE COMMISSION OR ANY STATE
                     SECURITIES COMMISSION PASSED UPON THE
                       ACCURACY OR ADEQUACY OF THIS PRO-
                         SPECTUS.   ANY REPRESENTATION
                          TO THE CONTRARY IS A CRIMI-
                                  NAL OFFENSE.

                                ---------------

                 The date of this Prospectus is June ___, 1995.

         No person has been authorized in connection with this offering to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sales hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or the dates as of which information is otherwise set forth or incorporated by reference herein. This Prospectus does not constitute an offer to sell or a solicitation of an offer to purchase any securities other than those to which it relates or an offer to any person in any jurisdiction where such offer or solicitation would be unlawful.


                             AVAILABLE INFORMATION


         Additional information regarding the Company and the Shares offered hereby is contained in the Registration Statement on Form S-3 (of which this Prospectus forms a part) and the exhibits relating thereto filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements, information statements and other information with the Commission. Such reports, proxy statements, information statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents heretofore filed by the Company with the Commission hereby are incorporated by reference as of their respective dates:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; and

         (3) The description of the Common Stock as contained in the Company's Registration Statement on Form 8-A (Registration No.1-7088) as filed with the Commission on November 20, 1972.

         In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

         The Company will provide without charge to each person to whom this Prospectus is delivered, at the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the foregoing documents). The Company also will provide without charge upon request a copy of the Company's latest Annual Report. Written or telephonic requests should be directed to Dawn M. Gray, Corporate Secretary, American Business Products, Inc., 2100 RiverEdge Parkway, Suite 1200, Atlanta, Georgia 30328 or P. O. Box 105684, Atlanta, Georgia 30348; (404) 953-8300.

                                  THE COMPANY

         The Company is a producer of business supplies, principally envelope products, custom business forms and custom labels. Additionally, the Company manufactures and distributes books for the publishing industry and also is engaged in specialty extrusion coating and laminating of papers, films, and nonwoven fabrics for packaging. For the fiscal year ended December 31, 1994, the Company reported revenues of $563,133,000 and net income of $18,923,000.

         Business supplies printing consists principally of the manufacture of a wide variety of specialty mailers, envelopes, labels and lightweight packaging, the printing and production of business forms, and other related products and services including digital imaging or on-demand printing of various documents and materials for businesses. The manufacture and distribution of customized specialty labels is a rapidly growing part of this segment. The Company produces a complete line of standard and special types and sizes of commercial mailing products, including specialty mailers utilizing multi-part forms and envelopes. Business forms products and services include customized continuous forms for computers and word processors, custom cutsheet and roll laser paper for laser printers, the imprinting of variable, customized data on forms, electronic forms, and the management of forms inventories for customers. Business supplies printing accounted for 76% of the Company's sales in 1994, 74% in 1993, and 74% in 1992.

         Book manufacturing consists of the printing and binding of both hard cover and soft cover books for the publishing industry. In addition, the Company provides storage and order fulfillment services by shipping orders to publishers' customers from two large distribution centers. This business segment accounted for 9% of the Company's sales in 1994, 9% in 1993, and 9% in 1992.

         Specialty extrusion coating and laminating consists of applying plastic coatings in varying degrees of thickness to rolls of paper, film or fabric. The Company also prints and metalizes certain of these products for customers. The materials produced by this segment are used primarily for packaging consumer products such as individual servings of sugar, salt and pepper, sugar substitutes, and candy and ice cream bars, as well as medical and pharmaceutical products. These materials also are used for composite can liners and release liner papers for pressure sensitive products such as labels. This business segment accounted for 15% of the Company's sales in 1994, 17% of sales in 1993, and 17% of sales in 1992.

         On June 15, 1995, the Company effected a three-for-two stock split of the Company's Common Stock in the form of a stock dividend to stockholders of record June 1, 1995. As of June 16, 1995, there were 16,032,294 shares of Common Stock outstanding, which number of shares reflects the stock split. The par value of the shares issued in the stock split was credited to Common Stock. As a result of the stock split, certain financial data incorporated by reference herein from the Company's Annual Report on Form 10-K for the year ended December 31, 1994 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 have been restated as shown below:

                                                        Average
                                  Earnings             Number of
                                  Per Share        Outstanding Shares
                                  ---------        ------------------
Year Ended December 31:
- ----------------------
      1994                          $1.22  (1)         16,025,695
      1993                           1.04              16,023,756
      1992                           1.22  (2)         16,036,405
      1991                           1.03              16,006,405
      1990                            .89              16,075,905


Quarter Ended March 31:
- ----------------------
      1995                            .37              15,994,224
      1994                            .23              16,023,292


- --------------
(1)   Before change in accounting principle of $605,000 or $.04 per share.
(2)   Before change in accounting principles of $12,449,000 or $.78 per share.

         The Company was incorporated under the laws of Delaware in December 1967 and reincorporated under the laws of Georgia in April 1986. The Company's executive offices are located at 2100 RiverEdge Parkway, Suite 1200, Atlanta, Georgia 30328, and its telephone number is (404) 953-8300.

                              SELLING STOCKHOLDER

         The shares offered hereby are owned and offered for the account of Computer Language Research, Inc., the Selling Stockholder. The Company will not receive any of the proceeds from the sales of such securities.

         On June 23, 1995, the Selling Stockholder sold substantially all of the assets of Electronic Form Systems Incorporated, a Delaware corporation and a wholly owned subsidiary, to Vanier Graphics Corporation, a California corporation and a wholly owned subsidiary of the Company, for the purchase price of $8,995,000. Of the total purchase price, $6,000,000 was payable with the 323,304 Shares offered hereby. If all of the Shares offered by the Selling Stockholder are sold, the Selling Stockholder will have no beneficial ownership of any shares of the Company's Common Stock.

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Shares may be sold by one or more of the following: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (d) an exchange distribution in accordance with the rules of such exchange; and (e) through the writing of options on the Shares. The Selling Stockholder must effect such transactions by notifying the Company in advance of any intended transaction in order for the Company to determine compliance with applicable federal and state securities laws, and then upon receipt of notice from the Company that such transaction may proceed, the Selling Stockholder may sell the Shares. If necessary, a supplemental prospectus which describes the method of sale in greater detail may be filed by the Company with the Commission pursuant to Rule 424(c) under the 1933 Act under certain circumstances. In effecting sales, brokers or dealers engaged by the Selling Stockholder and/or purchasers of the Shares may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions, concessions or discounts from the Selling Stockholder and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the 1933 Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Company will bear all expenses in connection with the registration and sale of the Shares, other than commissions, concessions or discounts to brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholder.

         The Selling Stockholder and any broker or dealer who acts in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act.

                                 LEGAL MATTERS

         The legality of the Shares offered hereby has been passed upon for the Company by Long, Aldridge & Norman, Atlanta, Georgia, counsel to the Company.

         Mr. W. Stell Huie, a Director of the Company and a member of the Audit Committee of the Company, is Senior Counsel to Long, Aldridge & Norman and owns beneficially an aggregate of 23,715 shares of the Common Stock of the Company as of June 16, 1995.

                                    EXPERTS

         The consolidated financial statements of the Company and subsidiaries and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing in and incorporated by reference in such Form 10-K, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                 Securities and Exchange Commission Registration Fee                        $  2,243.62
                 NYSE Additional Listing Fee                                                   2,632.00
                 Accounting Fees and Expenses                                                  7,000.00
                 Legal Fees and Expenses                                                      18,000.00
                 Miscellaneous Expenses                                                        1,000.00
                                                                                            -----------

                          Total                                                             $ 30,875.62


         The foregoing items, except for the Securities and Exchange Commission registration fee, are estimated. The Company will pay all of the above expenses. The Selling Stockholder will pay its own expenses, including expenses of its own counsel, broker or dealer fees, discounts and expenses, and all transfer and other taxes on the sale of the Shares.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "Georgia Code") provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to a corporation or its shareholders for breach of their fiduciary duties as directors. The Section does not, however, authorize a corporation to eliminate or limit the liability of a director for appropriating, in violation of his duties, any business opportunity of a corporation, engaging in intentional misconduct or a knowing violation of law, obtaining an improper personal benefit, or authorizing a dividend, stock repurchase or redemption, distribution of assets or other distribution in violation of Section 14-2-640 of the Georgia Code or the articles of incorporation of a corporation. Section 14-2-202(b)(4) also does not eliminate or limit the right of a corporation or any shareholder to seek an injunction, a rescission or any other equitable (non-monetary) relief in the event of a breach of a director's fiduciary duty. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his role as a director and does not relieve a director from liability arising from his role as an officer or in any other capacity.

         Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors and officers. Section 14-2-851 of the Georgia Code provides for indemnification of directors of a corporation for liability incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding (other than actions brought as derivative actions by or in the right of a corporation) in which they may become involved by reason of being a director of a corporation. Section 14-2-851 also provides such indemnity for directors who, at the request of a corporation, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or another enterprise. The Section permits indemnification if the director acted in a manner which he believed in good faith to be in or not opposed to the best interest of a corporation and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding. However, if the director is adjudged liable to a corporation in a derivative action or on the basis that personal benefit was improperly received, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854.

         Section 14-2-852 of the Georgia Code provides that directors who are successful with respect to any claim against them are entitled to indemnification against reasonable expenses as of right. On the other hand, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Georgia Code Section 14-2-855, by either the Board of Directors or a committee thereof, acting by disinterested members, by special legal counsel or by the shareholders, but shares owned by or voted under the control of directors seeking indemnification may not be voted.

         Section 14-2-857 of the Georgia Code provides that an officer of a corporation (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852 as described above. In addition, a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent authorized by its articles of incorporation, bylaws, the Board of Directors or by contract and to the extent such action is not inconsistent with public policy.

         The provisions of Article Eight of the Company's Amended and Restated Articles of Incorporation and Article VII of the Company's Bylaws, as amended and restated (the "Bylaws"), are similar in all substantive respects to those contained in Section 14-2-202(b)(4) and in Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Business Corporation Code outlined above.

         Officers and directors of the Company presently are covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. The cost of such insurance is borne by the Company as permitted by the Bylaws of the Company and the laws of the State of Georgia.


ITEM 16.  EXHIBITS

         Where an exhibit is filed by incorporation by reference to a previously filed registration statement or report, such registration statement or report is identified in parentheses.


EXHIBIT NO.                                 DESCRIPTION
- -----------                                 -----------
 2                 Asset Purchase Agreement, effective June 1, 1995, by and among Electronic Form Systems Incorporated,
                   Computer Language Research, Inc., Vanier Graphics Corporation, and the Company.

 4.1               Note Agreement, dated as of October 1, 1990, among the Company and the institutional investors listed on
                   Schedule I thereto, together with the form of 9.92% Senior Note to be used in connection therewith (Exhibit
                   4, Annual Report on Form 10-K for the fiscal year ended December 31, 1990).

 4.2               Note Agreement, dated as of December 1, 1993, among the Company and the institutional investors listed on
                   Schedule I thereto, together with the form of 5.77% Senior Note to be used in connection therewith (Exhibit
                   4.2, Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

 4.3               Form of Rights Agreement, dated as of October 25, 1989, between the Company and Citizens and Southern Trust
                   Company (Georgia), N.A. (Exhibit 4, Current Report on Form 8-K, dated October 25, 1989).

 4.4               First Amendment to Rights Agreement, dated as of August 10, 1992, between the Company and Wachovia Bank of
                   North Carolina, N.A., as successor Rights Agent (Exhibit 4(c), Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

 5                 Opinion of Long, Aldridge & Norman.

23.1               Consent of Deloitte & Touche LLP.

23.2               Consent of Long, Aldridge & Norman (included in Exhibit 5).

24                 Power of Attorney.

27                 Restated Financial Data Schedule (for SEC use only).

ITEM 17.  UNDERTAKINGS

                 A.       RULE 415 OFFERING.

         The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) to reflect in the prospectus any facts or events
                 arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) to include any material information with
                 respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.      SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.      INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, as of May 31, 1995.

                                        AMERICAN BUSINESS PRODUCTS, INC.


                                        By: /s/ Thomas R. Carmody
                                           -------------------------------
                                                Thomas R. Carmody
                                        Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of May 31, 1995.

Signatures                                         Title
- ----------                                         -----
/s/ Thomas R. Carmody                              Chairman and Chief Executive Officer
- -----------------------------------                (Principal Executive Officer)
Thomas R. Carmody


/s/ W. C. Downer                                   Vice President-Finance
- -----------------------------------                (Principal Financial and Accounting Officer)
W. C. Downer


F. Duane Ackerman*                                 Director
- -----------------------------------
F. Duane Ackerman


John E. Aderhold*                                  Director
- -----------------------------------
John E. Aderhold


W. Joseph Biggers*                                 Director
- -----------------------------------
W. Joseph Biggers


Henry Curtis VII*                                  Director
- -----------------------------------
Henry Curtis VII


Herbert J. Dickson*                                Director
- -----------------------------------
Herbert J. Dickson


Robert W. Gundeck*                                 Director
- -----------------------------------
Robert W. Gundeck


Hollis L. Harris*                                  Director
- -----------------------------------
Hollis L. Harris

W. Stell Huie*                                     Director
- -----------------------------------
W. Stell Huie


Thomas F. Keller*                                  Director
- -----------------------------------
Thomas F. Keller


Rex A. McClelland*                                 Director
- -----------------------------------
Rex A. McClelland


G. Harold Northrop*                                Director
- -----------------------------------
G. Harold Northrop





*By: /s/ Dawn M. Gray
     ------------------------------
     Dawn M. Gray,
     as Attorney-in-Fact


                               INDEX OF  EXHIBITS


         Where an exhibit is filed by incorporation by reference to a previously filed registration statement or report, such registration statement or report is identified in parentheses.


EXHIBIT NO.                                        DESCRIPTION
- -----------                                        -----------
 2               Asset Purchase Agreement, effective June 1, 1995, by and among Electronic Form Systems Incorporated,
                 Computer Language Research, Inc., Vanier Graphics Corporation, and the Company.

 4.1             Note Agreement, dated as of October 1, 1990, among the Company and the institutional investors listed on
                 Schedule I thereto, together with the form of 9.92% Senior Note to be used in connection therewith (Exhibit
                 4, Annual Report on Form 10-K for the fiscal year ended December 31, 1990).

 4.2             Note Agreement, dated as of December 1, 1993, among the Company and the institutional investors listed on
                 Schedule I thereto, together with the form of 5.77% Senior Note to be used in connection therewith (Exhibit
                 4.2, Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

 4.3             Form of Rights Agreement, dated as of October 25, 1989, between the Company and Citizens and Southern Trust
                 Company (Georgia), N.A. (Exhibit 4, Current Report on Form 8-K, dated October 25, 1989).

 4.4             First Amendment to Rights Agreement, dated as of August 10, 1992, between the Company and Wachovia Bank of
                 North Carolina, N.A., as successor Rights Agent (Exhibit 4(c), Annual Report on Form 10-K for the fiscal year ended December 31, 1992).

 5               Opinion of Long, Aldridge & Norman.

23.1             Consent of Deloitte & Touche LLP.

23.2             Consent of Long, Aldridge & Norman (included in Exhibit 5).

24               Power of Attorney.

27               Restated Financial Data Schedule (for SEC use only).